UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: January 26, 2021 (January 20, 2021)

(Date of earliest event reported)

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

(Exact name of registrant as specified in its charter)

Maryland	814-00821	27-2614444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

9 West 57th Street, Suite 4920 New York, New York		10019
(Address of principal executive offices)		(Zip Code)

(212) 588-6770

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None.

Item 1.01 Entry Into a Material Definitive Agreement.

Formation of Joint Venture

On January 20, 2021, Business Development Corporation of America (the “Corporation”) entered into a limited liability company agreement (the “LLCA”) to co-manage a newly formed joint venture, BDCA Senior Loan Fund LLC (the “Joint Venture”). The Joint Venture invests primarily in senior secured loans of U.S. middle-market companies. The Corporation contributed 100% of the membership interests in BDCA-CB Funding, LLC, a Delaware limited liability company (the “Funding Subsidiary”) and certain other investments with a combined aggregate principal balance of $684 million. The Corporation also made a cash contribution of $43.75 million to the Joint Venture. In exchange for the contributed investments and cash, the Corporation owns 87.5% of the Joint Venture’s membership interests. The Joint Venture is managed by a four-member board of managers, of which the Corporation and the other Joint Venture member each have equal representation. The Joint Venture is not consolidated in the Corporation’s consolidated financial statements.

Amendment to Citi Credit Agreement

On January 20, 2021, the Joint Venture entered into an amendment (the “Citi Amendment”) to the Credit and Security Agreement, dated as of June 27, 2014 (as amended, the “Citi Credit Agreement”), among the Financing Subsidiary, as borrower, the Lenders, Citibank, N.A., as administrative agent, U.S. Bank National Association, as collateral agent and as custodian, and the Corporation, as collateral manager. The Citi Amendment, among other things, (i) replaces the Corporation with the Joint Venture as the collateral manager under the Citi Credit Agreement, (ii) extends the end of the reinvestment period from May 31, 2021 to May 31, 2023 and (iii) extends the final maturity date from May 31, 2022 to May 31, 2024.

Amendment to JPMorgan Credit Agreement

On January 21, 2021, the Corporation, through a wholly owned, consolidated special purpose financing subsidiary, BDCA 57th Street Funding, LLC, entered into an amendment (the “JPM Amendment”) to its Loan and Security Agreement with JPMorgan Chase Bank, National Association, dated as of August 28, 2020 (as amended from time to time, the “JPM Credit Agreement”). The JPM Amendment, among other things, increases the amount that the Corporation is permitted to borrow under the JPM Credit Agreement from $300,000,000 to $400,000,000.

The foregoing descriptions of the LLCA, the Citi Amendment and the JPM Amendment are summaries only and are each qualified in all respects by the provisions of such agreements, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.1 through 10.3 and are incorporated by reference into this Item 1.01.

Item 8.01 Other Events.

On January 26, 2021, Business Development Corporation of America issued a press release, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Limited Liability Company Agreement of BDCA Senior Loan Fund LLC, dated as of January 20, 2021.

10.2	Ninth Amendment to Credit and Security Agreement, dated as of January 20, 2021, among BDCA-CB Funding, LLC, as borrower, the Lenders, Citibank, N.A., as administrative agent, U.S. Bank National Association, as collateral agent and as custodian, and BDCA Senior Loan Fund LLC, as collateral manager.

10.3	First Amendment to Loan and Security Agreement and First Commitment Increase Request, dated as of January 21, 2021, among BDCA 57th Street Funding, LLC, as Borrower, the Corporation, as Portfolio Manager, the Lenders party thereto, U.S. Bank National Association, as Collateral Agent, Collateral Administrator and Securities Intermediary, and JPMorgan Chase Bank, National Association, as Administrative Agent.

99.1	Press Release dated January 26, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 26, 2021	BUSINESS DEVELOPMENT CORPORATION OF AMERICA

	By:	/s/ Nina K. Baryski
Name: Nina K. Baryski
Title: Chief Financial Officer and Treasurer